                    THIRD AMENDMENT TO LOAN AGREEMENT

     THIS THIRD AMENDMENT to Loan Agreement ("Third Amendment") is made and entered into as of the 20th day of February, 1996, by and between ACR GROUP, INC., a Texas corporation, with offices and place of business at 3200 Wilcrest, Suite 440, Houston, Texas 77042-6019 (hereinafter called "Borrower") and NATIONSBANK OF TEXAS, N.A., a national banking association, with offices and banking quarters at 700 Louisiana, Houston, Texas 77002 (hereinafter called "Lender"). For and in consideration of the mutual covenants and agreements herein contained, Borrower and Lender hereby amend as of the date of this Agreement that certain Loan Agreement ("Loan Agreement") between Borrower and Lender dated the 8th day of March, 1994, as previously amended by that certain First Amendment to Loan Agreement dated October 27, 1994, and that certain Second Amendment to Loan Agreement dated March 27, 1995, in the following respects:

     Section 1.   AMENDMENTS TO LOAN AGREEMENT.

     Section 1.1  is deleted and the following is substituted in its place:

          1.1 INDEBTEDNESS. Upon the terms and conditions hereinafter set forth, the Lender agrees to lend to and/or issue letters of credit for the account of Borrower in an aggregate of up to $8,000,000.00, outstanding at any time as evidenced by a Revolving Line of Credit to be extended to the Borrower by the Lender as more specifically described in Section 1.3(a) hereof and the Letter of Credit Facility as more specifically described in Section 1.3(b) hereof, up to $432,000.00 pursuant to the Pasadena Real Estate Loan as more specifically described in Section 1.6 hereof, and up to $500,000.00 pursuant to the Equipment Advance Facility as more specifically described in Section 1.7 hereof.

     Section 1.2(a)(9) is deleted and the following is substituted in its place:

          (9) "Commitment Fee" means fees payable by Borrower to Lender (i) in an amount equal to $6,250.00 payable on March 8, 1994; (ii) in an amount equal to $5,570.00 payable upon execution of the First Amendment to Loan Agreement; (iii) in an amount equal to $11,875.00 payable upon execution of the Second Amendment to Loan Agreement; (iv) in an amount equal to $18,958.33 payable upon execution of the Third Amendment to Loan Agreement for the commitment of Lender to provide the Revolving Line of Credit; and (v) on the average daily unused portion of the Revolving Line of Credit (use shall include the face amount of Credits and the principal amount of Loans outstanding) from and including the date of this Agreement to February 28, 1998, at the rate of one-quarter of one percent (1/4%) per annum based on a 365 or 366 day year as applicable and the actual number of days elapsed, payable on the last day of each March, June, September and December, commencing on March 31, 1994, and on February 28, 1998; and (vi) $1,117.08 upon execution of the Third Amendment to Loan Agreement for the commitment of Lender to provide the Equipment Advance Facility.

     Section 1.2 (a)(12) is amended by replacing "February 28,
1997" with "February 28, 1998".

     Section 1.2(a)(19A) is added to the Agreement as follows:

          (19A) "Ener-Tech Subordinated Debt" shall mean the indebtedness listed on Exhibit "1.2.1" to this Agreement.

   Section 1.2(a)(23) is amended by adding "Ener-Tech Industries, Inc., a Tennessee corporation" immediately after Valley Supply, Inc., a Texas corporation

    Section 1.2(a)(29) is amended by replacing "May 31, 1997" with "May 31,
1998",

    Section 1.2(a)(33A) is added to the Agreement as follows:

        (33A) "Other Eligible Inventory" shall mean inventory which meets the definition of Eligible Inventory but is not kept at locations set forth on Exhibit "1.3.3".

    Section 1.2(a)(37) is deleted and the following is substituted in its place:

         (37) "Prior Financial Statements" shall mean the audited consolidated financial statements for the Borrower for the periods ended February 28, 1993, and February 28, 1994, and February 28, 1995, and as at such date, as modified and supplemented by Borrower-prepared financial statements for the period ending November 30, 1995, and as at such date.

    Section 1.2(a)(40) is amended by replacing "$5,000,000" with "$8,000,000".

     Section 1.3 is amended by replacing "February 28, 1997" with "February 28, 1998", by replacing "$5,000,000.00" with "$8,000,000.00" in all locations $5,000,000 appears in said Section, by replacing "$750,000" in
Section 1.3(b) with "$1,000,000".

    Section 1.3(c) is deleted and the following is substituted in its place:

    (c) The Borrower's obligation to repay the Credit Facility shall be evidenced by a promissory note of the Borrower in substantially the form attached as Exhibit "1.3.2" to the Third Amendment to Loan Agreement, payable to the order of Lender. The Revolving Note shall bear interest at the rate set forth in said Revolving Note, not to exceed the maximum non-usurious interest rate permitted by applicable law with the balance of principal plus accrued and unpaid interest due and payable on or before February 28, 1998.

    Section 1.4 is deleted and the following is substituted in its place:

         1.4 REPAYMENT SCHEDULE. Borrower hereby agrees to pay, and authorities and directs Lender to collect:

             (a) Credit Fees (at the time of the issuance of a Credit) and the Commitment Fee (at closing and (i) as required pursuant to Section 1.2(a)(9)(iv) on the last day of each March, June, September and December, commencing March 30, 1994, and (ii) as required pursuant to Section 1.2(a)(9)(v) annually on March 31 of each year), all payable by Borrower by debit to Borrower's Operating Account No. 266-286-9162 at Lender;

             (b) the amount of any drawing under a Credit not otherwise reimbursed to Lender by advance under the Notes on the earlier of the LOC Expiration Date by Lender by debit to Borrower's Operating Account No. 266-286-9162 at Lender or any other of Borrower's accounts at Lender; and

             (c) advances under the Notes (on the maturity of the Notes), and accrued interest on the advances under the Note (monthly on the first day of each month and on maturity of the Note); provided, that all advances under the Notes to reimburse Lender for draws under any Credit shall be due and payable in full on the maturity of the Notes; provided further, that all outstanding principal, together with accrued and unpaid interest, shall be due and payable in full on or before February 28, 1998, such amounts to be paid by debit to Borrower's

          Operating Account No. 266-286-9162 at Lender or any other of Borrower's accounts at Lender.

     Section 1.7 is amended by deleting all references to "$350,000" and replacing them with "$500,000".

     Section 1.7 is amended by adding the following sentence:

          Borrower may readvance amounts pursuant to this facility provided that the outstanding principal balance does not exceed $500,000 at any time.

     Section 3.11 is deleted and the following is substituted in its place:

          3.11 BORROWING BASE. The aggregate indebtedness pursuant to the Revolving Line of Credit and the amount of outstanding Credits shall never exceed the Borrowing Base. The Borrowing Base is the sum of (x) eighty percent (80%) of Eligible Accounts PLUS (y) fifty percent (50%) of Eligible Inventory, PLUS
     (2) twenty-five percent (25%) of Other Eligible Inventory, provided that amount of the Borrowing Base based upon fifty percent (50%) of Eligible Inventory PLUS twenty-five percent (25%) of Other Eligible Inventory shall not exceed the amount of the Borrowing Base based upon eighty percent (80%) of the Eligible Accounts. In accordance with Section 3.1(d), Borrower shall provide the Lender a calculation of the foregoing Borrowing Base on the Borrowing Base Report. In the event, at any time, the aggregate unpaid principal balance of Loans plus the outstanding Credits exceeds the Borrowing Base calculated as described above, the Borrower will promptly, but in any event no later the next Business Day, reduce the indebtedness under the Revolving Line of Credit until the amount owed is less than that calculated as described above.

     Section 4.7 is deleted and the following is substituted in its place:

          4.7 FINANCIAL COVENANTS. The Borrower will not at any time permit:

          (a)  its Maximum Leverage Ratio to be greater than (i)
     3.50 up to 1.0 and (ii) 2.75 to 1.00 as of the end of the fiscal quarters ending February 28 and November 30, excluding from Debt of the Borrower for the purposes of this calculation any payable incurred to acquire inventory which is due by its terms more than 60 days after February 28 and November 30;

          (b) its Minimum Debt Coverage Ratio to be less than 1.25 to 1.0; and

          (c) its Tangible Net Worth plus the Catalyst Debt plus the Ener-Tech Subordinated Debt to be less than (i) $4,500,000 prior to and as of February 28, 1996, and (ii) $4,500,000 plus seventy-five percent (75%) of positive net income of the Borrower earned after February 28, 1996.

     All terms not expressly defined shall be defined in accordance with generally accepted accounting principles. All determinations under this Agreement shall be made in accordance with generally accepted accounting principles consistently applied, on a consolidated basis, except where expressly provided to the contrary. All references to a preceding period shall mean the period ending as of the end of the month, quarter or fiscal year for which the applicable report is delivered. All references to a period immediately following shall mean the period beginning on the first day of the month, quarter or fiscal year following the end of the period for which the applicable report is delivered.

Section 7.17 is added as follows:

     7.17 ENER-TECH COLLATERAL. Borrower agrees that accounts and inventory owned by Ener-Tech Industries, Inc., a Tennessee corporation, shall not constitute Eligible Inventory or Eligible Other Inventory until such time as Lender has determined, in its sole and absolute discretion, that Lender holds a first and prior security interest in such accounts and inventory.

     Exhibit 1.3.2 is deleted and the attached Exhibit 1.3.2 is substituted in its place.

     Exhibit 1.3.3 is deleted and the attached Exhibit 1.3.3 is substituted in its place.

     Exhibit 3.8 is deleted and the attached Exhibit 3.8 is substituted in its place.

     Exhibit 3.11 is deleted and the attached Exhibit 3.11 is substituted in its place.

     Section 2.  CLOSING.

     The closing of the transactions contemplated by this Amendment is subject to the satisfaction of the following conditions.

     2.1 COUNSEL TO LENDER. All legal matters incident to the transactions herein contemplated shall be satisfactory to Gardere
Wynne Sewell & Riggs, LLP, counsel to the Lender.

     2.2  REQUIRED DOCUMENTS.

     (a) The Lender shall have received certified copies of resolutions of the Board of Directors of the Borrower in form and substance satisfactory to Lender with respect to authorization of this Amendment, the Revolving Note, the Security Instruments and the other corporate instruments provided for herein.

     (b) The Lender shall have received a certificate of the Secretary of the Borrower of the names of officers of the Borrower to sign this Amendment, the Revolving Note, the Security Instru-ments and the other instruments or certificates related hereto together with the true signatures of such officers.

     (c) The Lender shall have received fully executed copies of this Amendment and the documents indicated on Exhibit "2.2" attached hereto and made a part hereof.

     2.3 OPINION OF COUNSEL. The Lender shall have received from Robert D. Remy, counsel to the Borrower, a written opinion, satisfactory to the Lender and its counsel.

     Section 3. RATIFICATION.

     Except as amended hereby, the Loan Agreement shall remain unchanged and the terms, conditions, representations, warranties, and covenants of said Loan Agreement and the Security Instruments are true as of the date hereof, are ratified and confirmed in all respects and shall be continuing and binding upon the parties.

     Section 4.  DEFINED TERMS.

     All terms used in this Amendment which are defined in the Loan Agreement shall have the same meaning as in the Loan Agreement, except as otherwise indicated in this Amendment.

     Section 5.  MULTIPLE COUNTERPARTS.

     This Amendment may be executed by the parties hereto in several separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

     Section 6.  APPLICABLE LAW.

     This Amendment shall be deemed to be a contract under and subject to, and shall be construed for all purposes in accordance with the laws of the State of Texas.

     Section 7.  FINAL AGREEMENT.

     THE WRITTEN LOAN AGREEMENTS IN CONNECTION WITH THIS THIRD AMENDMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE BORROWER AND THE LENDER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE BORROWER AND THE LENDER. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE LENDER AND THE BORROWER.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers as of the 20th day of February, 1996.

                              ACR GROUP, INC., a Texas corporation


                              By: /s/ Alex Trevino, Jr.
                                  __________________________________
                                  Alex Trevino, Jr.
                                  Chairman of the Board and
                                  President

                              NATIONSBANK OF TEXAS, N.A.


                              By: /s/ James D. Racer
                                  __________________________________
                                  James D. Racer
                                  Vice President

                                 Exhibit 1.2.1
                            ENER-TECH SUBORDINATED DEBT

                                                        Original Principal
     Maker                         Payee                  Amount of Note
     -----                         -----                ------------------

ACR Group, Inc.               Robert J. Pfleiger           $145,894.40

ACR Group, Inc.               Jerome B. Neal                109,420.80

ACR Group, Inc.               Malcolm V. Lyell               36,473.60

Ener-Tech Industries, Inc.    Robert J. Pfleiger             13,000.00

Ener-Tech Industries, Inc.    Jerome B. Neal                 32,000.00

Ener-Tech Industries, Inc.    W. D. Miller                   15,000.00

Ener-Tech Industries, Inc.    John Hoff                      40,000.00

                                EXHIBIT "1.3.2"

                                REVOLVING NOTE

                         P R O M I S S O R Y   N O T E

$8,000,000.00                                               February 20, 1996

     FOR VALUE RECEIVED, after date, without grace, in the manner, on the dates and in the amounts so herein stipulated, the undersigned, ACR GROUP, INC., acting by and through its duly authorized officer, ("Borrower"), PROMISES TO PAY TO THE ORDER OF
NATIONSBANK OF TEXAS, N.A. ("Lender"), in Houston, Harris County,
Texas, the sum of EIGHT MILLION AND NO/100 DOLLARS ($8,000,000.00) or, if less, the aggregate unpaid principal amount of advances made by Lender to Borrower pursuant to this Note, in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, and to pay interest on the unpaid principal amount from date until maturity at a rate equal to the Stated Rate (hereinafter defined), not to exceed the maximum non-usurious interest rate permitted by applicable law from time to time in effect as such law may be interpreted, amended, revised, supplemented or enacted ("Maximum
Rate"), provided that if any any time the Stated Rate exceeds the Maximum Rate then interest hereon shall accrue at the Maximum Rate. In the event the Stated Rate subsequently decreases to a level which would be less than the Maximum Rate or if the Maximum Rate applicable to this Note should subsequently be changed, then interest hereon shall accrue at a rate equal to the applicable Maximum Rate until the aggregate amount of interest so accrued equals the aggregate amount of interest which would have accrued at the Stated Rate without regard to any usury limit, at which time interest hereon shall again accrue at the Stated Rate. This Note is payable as follows:

          Interest shall be due and payable monthly as it accrues, on the last day of each and every month, beginning February 29, 1996, and continuing regularly thereafter until February 28, 1998, when the entire balance of principal and accrued interest shall be due and payable.

     It is agreed that time is of the essence of this agreement. In the event of default in the payment of any installment of principal or interest when due or in the event of any other default hereunder, Lender may accelerate and declare this Note immediately due and payable without notice. Any failure to exercise this option shall not constitute a waiver by Lender of the right to exercise the same at any other time.

     In the event of default in the making of any payment herein provided, either of principal or interest, or in the event this
Note is declared due, interest shall accrue at the Maximum Rate.

     As used herein, the Stated Rate shall mean:

    Applicable Minimum
 Net Income Before Taxes                            Stated Rate
- ---------------------------                         -----------

Borrower's consolidated net income                  Prime Rate + 1.00%
before taxes for the preceding four
fiscal quarters is less than $750,000

Borrower's consolidated net income                  Prime Rate + .50%
before taxes for the preceding four
fiscal quarters is equal to or greater
than $750,000.

     As used in this Note, the term "Prime Rate" shall mean the variable rate of interest announced by Lender from time to time as its prime rate of interest and, without notice to the maker of this Note or any other person, such rate of interest shall change as and when changes in that prime rate of interest are announced. The
Prime Rate is set by Lender as a general reference rate of interest, taking into account such factors as Lender may deem appropriate, it being understood that many of Lender's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate of interest actually charged on any loan, and that Lender may make various commercial or other loans at rates of interest having no relationship to the Prime
Rate. If at any time the "Prime Rate" of Lender is not longer available, then the owner of this Note ("Owner") will designate a difference "Prime Rate" as announced by a national banking association of Owner's choice.

     Borrower hereby agrees to pay all expenses incurred, including reasonable attorney's fees, all of which shall become a part of the principal hereof, if this Note is placed in the hands of an attorney for collection or if collected by suit or through any probate, bankruptcy or any other legal proceedings.

     Interest charges will be calculated on amounts advanced hereunder on the actual number of days these amounts are outstanding on the basis of a 360-day year, except for calculations of the Maximum Rate which will be on the basis of a 365-day or 366-day year, as is applicable. It is the intention of the parties hereto to comply with all applicable usury laws; accordingly, it is agreed that notwithstanding any provision to the contrary in this Note, or in any of the documents securing payment hereof or otherwise relating hereto, no such provision shall require the payment or permit the collection of interest in excess of the Maximum Rate.
If any excess of interest in such respect is provided for, or shall be adjudicated to be so provided for, in this Note or in any of the documents securing payment hereof or otherwise relating hereto, then in such event (1) the provisions of this paragraph shall govern and control,
(2) neither Borrower, endorsers or guarantors,


- ------------
Initials
nor their heirs, legal representatives, successors or assigns nor any other party liable for the payment hereof, shall be obligated to pay the amount of such interest to the extent that it is in excess of the Maximum Rate, (3) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount hereof or refunded to Borrower, and (4) the provisions of this Note and any documents securing payment of this Note shall be automatically reformed so that the effective rate of interest shall be reduced to the Maximum Rate. For the purpose of determining the Maximum Rate, all interest payments with respect to this Note shall be amortized, prorated and spread throughout the full term of the Note so that the effective rate of interest on account of this Note is uniform throughout the term hereof.

    Borrower agrees that the Maximum Rate to be charged or collected pursuant to this Note shall be the applicable indicated rate ceiling as defined in TEX. REV. CIV. STAT. ANN. Art. 5069-1.04, provided that Lender may rely on other applicable laws, including without limitation laws of the United States, for calculation of the Maximum Rate if the application thereof results in a greater Maximum Rate. Except as provided above, the provisions of this Note shall be governed by the laws of the State of Texas.

    Each maker, surety, guarantor and endorser (i) waives demand, grace, notice, presentment for payment, notice of intention to accelerate the maturity hereof, notice of acceleration of the maturity hereof and protest,
(ii) agrees that this Note and the liens securing its payment may be renewed, and the time of payment extended from time to time, without notice and without releasing any of the foregoing, and (iii) agrees that without notice or consent from any maker, surety, guarantor, or endorser, Lender may release any collateral which may from time to time be pledged to secure repayment of this Note, or may release any party who might be liable for this Note. Borrower grants to Lender a lien on any of Borrower's funds which may from time to time be deposited with Lender.

     Borrower may prepay this Note, in whole or in part, at any time prior to maturity without penalty, and interest shall cease on any amount prepaid. Any partial prepayment shall be applied toward the payment of the principal installments last maturing on the Note, that is, in the inverse order of maturity, without reducing the amount or time of payment of the remaining installments.

    The principal of this Note represents funds which Lender will advance to Borrower from time to time upon request of Borrower. Any part of the principal may be repaid by Borrower and thereafter reborrowed, provided the outstanding principal amount of this Note shall never exceed the face amount of this Note. Each advance shall constitute a part of the principal hereof and shall bear

- --------
Initials                              -3-
interest from the date of the advance. The provisions of Tex. Rev. Civ. Stat. Ann. art. 5069-15.01, ET SEQ., as may be amended, shall not apply to this Note or to any of the security documents executed in connection with this Note.

    This Note is the Revolving Note referred to in, is subject to, and is entitled to the benefits of the Third Amendment to Loan Agreement of even date herewith between Borrower and Lender amending that certain Loan Agreement dated March 8, 1994, as that Loan Agreement was amended by the First Amendment to Loan Agreement dated October 27, 1994 and the Second Amendment to Loan Agreement dated March 27, 1995 and may be further amended, modified or supplemented from time to time (the "Loan Agreement"). The Loan Agreement contains, among other things, provisions for the acceleration of the maturity hereof upon the occurrence of certain stated events.

    This Note is entitled to the benefits of and security afforded by (i) a Ratification of Security Agreement of even date herewith executed by ACR Supply, Inc., Heating and Cooling Supply, Inc., and Total Supply, Inc.,
(ii) a Ratification of Security Agreement of even date herewith executed by Valley Supply, Inc., (iii) a Ratification of Continuing Guaranty of even date herewith executed by ACR Supply, Inc., Heating and Cooling Supply, Inc., and Total Supply, Inc., (iv) a Ratification of Continuing Guaranty of even date herewith executed by Valley Supply, Inc., (v) a Ratification of Security Agreement of even date herewith executed by ACR Group, Inc., (vi) a Deed of Trust, Security Agreement and Assignment of Leases and Rents dated October 27, 1994, (vi) a Security Agreement of Ener-Tech Industries, Inc. of even date herewith, and (vii) a Continuing Guaranty of Ener-Tech Industries of even date herewith. This Note is subject to the provisions contained in the foregoing security instruments which, among other things, provide for acceleration of the maturity hereof upon the occurrence of certain events.

    Borrower represents and warrants that this loan is for business, commercial, investment or similar purposes and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One of the Texas Credit Code.

                        ACR GROUP, INC., a Texas
                           corporation


                        By:
                           ----------------------------------------------
                           Alex Trevino, Jr.
                           Chairman of the Board and President

                                               "BORROWER"

- ---------
Initials                             -4-

                                Exhibit "1.3.3"

                            ELIGIBLE INVENTORY LOCATIONS


8978 Westpark Drive                             4744 Center Park Blvd.
Houston, Texas  77063                           Suite 101
                                                San Antonio, Texas  78218
806 East Harris
Pasadena, Texas  77506                          4525 South Pinemont
                                                Suite 100
3924 Dunvale                                    Houston, Texas  77041
Houston, Texas 77063
                                                108 East Highway Business 83
722 S. Padre Island Drive                       McAllen, Texas  78501
Corpus Christi, Texas  78416

9324 Neils Thompson Drive
Suite 101
Austin, Texas 78758

5312 Franklin Avenue
Waco, Texas  76710

747 Kenrick
Suite 124
Houston, Texas  77060

1700 Buchanan
Brenham, Texas  77833

705 Cedar Bayou Road
Baytown, Texas  77520

2402 South 57th Street
Temple, Texas  76504

                             EXHIBIT "3.8"

                        CERTIFICATE OF COMPLIANCE

     In accordance with Section 3.8 of the Loan Agreement, as amended ("Loan Agreement") dated March 8, 1994, between NationsBank of Texas, N.A. ("Lender") and ACR Group, Inc. ("Borrower"), I, ______ _______________________, ___________________, of the Borrower do
hereby certify that the following is true and correct as of ______________________, 19____.

     1. To the best of my knowledge and belief, that the Borrower and its Subsidiaries are not in default under the Loan Agreement, the Notes, and the Security Instruments.

     2. That the Borrower's financial condition for the month ending _______________________ is as follows:

FINANCIAL                   REQUIRED RATIO/              ACTUAL
                                                         RATIO/
COVENANT                        AMOUNT                   AMOUNT
- ---------                   --------------               ------

Maximum Leverage Ratio not to exceed 3.5 to 1.0

Maximum Leverage Ratio not to exceed 2.75 to 1.0 for quarters ending February 28 and November 30 with adjusted definition of Debt

Minimum Debt Coverage Ratio not less than
     1.25 to 1.0

Minimum Tangible Net Worth not less than
     $4,500,000 plus 75% of positive net
     income after February 28, 1996

Collateral Location:

     All inventory of Borrower and its Subsidiaries is located in the following states and no other states:

     ACR Group, Inc.-Texas
     ACR Supply, Inc.-Texas and Louisiana
     Heating and Cooling Supply, Inc.-Nevada
     Total Supply, Inc.-Georgia
     Valley Supply, Inc. - Tennesee
     Ener-Tech Industries, Inc. - Tennessee

The foregoing terms are used as defined in the Loan Agreement.



                                          ____________________________________
                                          (Signature of Certifying Officer)

                                EXHIBIT "3.11"
                             BORROWING BASE REPORT
                                    FORM OF
                          BORROWING BASE CERTIFICATE

NO.                                                 Dated               , 19
   -------------------------                              --------------    --

     In accordance with a loan agreement, as amended ("Agreement") dated March 8, 1994 between NationsBank of Texas, N.A. ("Lender") and ACR Group,
Inc. ("Borrower"), I,                             of the Borrower hereby
                      ---------------------------
certify and warrant that the following schedule accurately states Borrower's Eligible Accounts and Eligible Inventory and Borrower's borrowing base as of the date hereof:

A.  Eligible Accounts                   x 80%  =
                               --------           -------------------------
B.  Eligible Inventory         -------- x 50%  =  -------------------------
C.  Other Eligible Inventory   -------- x 25%  =  -------------------------
D.  Sum of B plus C                               -------------------------
                                                  (not to exceed Line A)
E.  Borrowing Base                             =  -------------------------
F.  Availability:
    1.  Maximum Credit Facility Commitment     =  $8,000,000.00
    2.  Borrowing Base (from E above)          =  -------------------------
    3.  Lesser of Borrowing Base or
         Credit Facility Commitment            =  -------------------------
    4.  Total Loans Outstanding                =  -------------------------
    5.  Total Credits Outstanding              =  -------------------------
    6.  Total Outstandings (sum of
         F.4. plus F.5. above)                 =  -------------------------
    7.  Net Availability
         (F.3. minus F.6. above)               =  -------------------------

     The Undersigned further certifies and covenants that there has been no material adverse change in the financial condition of Borrower from that shown by the financial statements furnished to Lender and to the best of his knowledge that no default under the Agreement is existing on the date of this certificate, and that the foregoing report is true and correct as of the date, and that the items mentioned herein constitute collateral in accordance with the terms of the Agreement.

                                          ----------------------------------
                                            Signature of Certifying Officer

                                          Title: ---------------------------